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                                                              Exhibit 99-(p)(18)


ING INVESTMENT MANAGEMENT LLC

COMPLIANCE POLICIES

                                    I N D E X
                                                -------------------------------
                                                Click on "Link" to go derectly
CODE OF ETHICS                                  to a section. Use arrows on
                                                web toolbar to return to last
POLICY STATEMENT ON INSIDER TRADING             position
                                                -------------------------------
POLICY STATEMENT ON OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS
                                                 -----------------------
RESTRICTIONS FOR PRIVATE PLACEMENT EMPLOYEES     Applies only to Private
                                                 Placement Employees
                                                 -----------------------

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                          ING INVESTMENT MANAGEMENT LLC

                                 CODE OF ETHICS
                                TABLE OF CONTENTS

A.   Adoption of Code of Ethics                       Click on "Links" to go
B.   Statement of General Principles                  directly to a section. Use
C.   Definitions                                      arrows on web toolbar to
D.   General Prohibitions                             return to last position.
E.   Employee Reporting Requirements
         1.   Initial Holdings and Account Disclosure Report for New Hires
         2.   Quarterly Account and Transaction Report
         3.   Annual Holdings Report
F.   Additional Restrictions and Disclosure Requirements
         1.   Confidential Information
         2.   Initial Public and Secondary Offerings
         3.   Non-Public Securities and Private Placement Securities
         4.   Material Non-Public Information
         5.   Conflict With Clients
         6.   Responsibility to Disclose Possible Conflict Before Client
              Transaction
         7.   Receipt of Gifts
         8.   Service as Director of Publicly Traded Companies
         9.   Short Sales
         10.  Over-the-Counter Derivatives
G.   Pre-Clearance of Securities Transactions by Employees
         1.   Prior Approval
         2.   Pre-Clearance Exceptions
         3.   Time Limit for Which a Transaction is Approved
         4.   No Waiver
         5.   Post-Trade Monitoring of Pre-Cleared Transactions
H.   Blackout Period
I.   Same Day Price Difference
         1.   When Purchasing a Security
         2.   When Selling a Security
         3.   Price Difference Calculation
         4.   Exceptions to Price Differences
J.   Short-Term Trading
K.   Transactions in ING Securities
L.   Confidentiality
M.   Code of Ethics Violations
         1.   Duty to Report
         2.   Compliance Committee
         3.   Violations of Code
N.   Implementation
     Appendix A - Initial Holdings and Account Disclosure Report for New Hires Appendix B - Quarterly Account and Transaction Report
     Appendix C - Annual Holdings Report
     Appendix D - Request for Personal Securities Transaction Pre-Clearance Form

                                               Code of Ethics -Table of Contents

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                          ING INVESTMENT MANAGEMENT LLC
                                 CODE OF ETHICS

A.       ADOPTION OF CODE OF ETHICS

         This Code of Ethics (the "Code") is adopted by ING Investment Management LLC ("IIM") and applies to all persons employed by IIM. The Code covers Personal Securities Transactions by IIM's directors, officers, employees, certain family members, and individuals who reside in the same household with them, as well as such persons who may be influenced or controlled by them. The Code is designed to comply with
         Section 17(j) and Rule 17j-1 (the "Rule") thereunder of the Investment Company Act of 1940 ("IC Act"), as amended.

         The Code also incorporates, by reference, IIM's Insider Trading Policy as required by Section 204A of the Investment Advisers Act of 1940, as amended, and IIM's Policy Statement on Outside Activities and Private Investments.

B.       STATEMENT OF GENERAL PRINCIPLES

         This Code is adopted in recognition of the general fiduciary principles that govern the personal investment activities of all IIM Employees, as defined below, as well as certain family members and individuals residing in the same household with them, and/or persons whose investment decisions may be influenced or controlled by them.

         It is the duty at all times to place the interest of IIM's Clients, as defined below, first. Priority should be given to Clients' trades over Personal Securities Transactions, as defined below.

         All Personal Securities Transactions should be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Employee's position of trust and responsibility.

C.       DEFINITIONS

         Whenever used in the Code, and unless the context indicates otherwise, the following terms have the following meanings, regardless of whether such terms are capitalized or not in this Code:

         Account - means securities held in:

         -        An Employee's own securities account;

         - A securities account in which an Employee has a Beneficial Interest and/or can influence or control investment decisions;

         -        A securities account of Other Covered Persons; or

         - A securities account over which an Employee exercises investment discretion in a capacity other than as an Employee.

         Beneficial Interest - an Employee has a beneficial interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, an Employee has a beneficial interest when the securities in the account are held:

         -        In the Employee's name;

         - In the Employee's name as trustee for himself or herself or for Other Covered Persons;

         - In a trust in which the Employee has a beneficial interest or is the settler with a power to revoke;

         - In another person's name and the Employee has a contract or understanding with that person that the securities held in that person's name are for the Employee's benefit;

         - In the form of a right to acquire such security through the exercise of warrants, options, rights, or conversion rights;

         -        By a partnership of which the Employee is a member;

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         -        By a corporation which the Employee uses as a personal trading medium;

         -        By a holding company which the Employee controls; or

         - By any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

         Any Employee who wishes to disclaim a beneficial interest in any securities must submit a written request to the Compliance Department explaining the reasons therefor. Any disclaimers granted by the Compliance Department should be made in writing. To the extent such request is granted, the Compliance Department should issue a Beneficial Interest Compliance Waiver.

         Beneficial Interest Compliance Waiver - a written waiver granted by the Compliance Department approving an Employee's request to disclaim a Beneficial Interest.

         Client(s) - shall mean any fee-paying client of IIM, including any investment companies.

         Code - as defined in Section A hereof.

         Compliance Committee - shall mean a committee comprised of the chief compliance officer, head of corporate legal department, and the chief operating officer.

         Compliance Department - IIM's Compliance Department.

         Employee - means every officer, director, or person employed by IIM.

         Excluded Securities - as defined below:

         -        Securities that are subject to a Beneficial Interest
                  Compliance Waiver;

         -        Any personal debt obligation of Employee or Other Covered
                  Persons;

         -        Banker's acceptances;

         -        Bank certificates of deposit;

         -        Commercial paper;

         - Money market instruments, including repurchase agreements and other high quality short-term instruments;

         - Direct obligations of the United States Government (does not include its agencies or instrumentalities e.g., FNMA or GNMA, etc.);

         - Shares of registered open-end investment companies (mutual funds), including variable annuities.

         Transactions involving Excluded Securities are not subjected to the pre-clearance requirements in Section G or the reporting requirements in Section E.

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         Excluded Transactions - shall mean and include the following transactions:

         - The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

         - The acquisition of securities through the exercise of rights issued by an Issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such Issuer;

         - The acquisition of ING Securities through the exercise of options granted to an Employee as compensation by IIM and, if applicable, the simultaneous sale of ING Securities acquired through the exercise of options;

         - The acquisition of securities through an automatic payroll deduction program where the timing of purchases is controlled by someone other than Employee; and

         - The acquisition of securities through participation in an Issuer's dividend reinvestment or stock purchase plan.

         The initial transactions in the Excluded Transactions list are exempt from the pre-clearance restrictions in Section G but ARE NOT EXEMPTED from the reporting requirements of Section E. Any subsequent transactions involving the securities acquired by methods described in Excluded Transactions will be subjected to the pre-clearance restrictions in Section G and all restrictions of Sections H, I and J in this Code.

         IIM - as defined Section A hereof.

         ING Securities - shall mean securities issued by ING Groep NV or any affiliate entity of ING Groep NV.

         Issuer - shall mean every person or company who issues, or proposes to issue, any security, or has outstanding any security, which it has issued.

         Managed Account - shall mean an Account of an Employee or Other Covered Persons managed by an independent fiduciary on a discretionary basis and for compensation. It is the Employee's responsibility to notify the Compliance Department of any such Accounts.

         Other Covered Person(s) - shall mean an Employee's spouse (including a "significant other"), minor children, or any person whose investment decisions can be influenced or controlled by the Employee. The Employee should be responsible for such person's action, to the extent possible, and to disclose to the Compliance Department a list of such persons if they engage in Personal Securities Transactions.

         Personal Securities Transactions - shall mean securities purchased or sold by an Account.

         Pre-Clearance - shall mean the formal procedure for obtaining the Compliance Department's written approval before effecting any transactions in a Security for any Account of an Employee or Other Covered Persons.

         Private Placement Group - shall mean persons primarily involved with Private Placement Securities.

         Private Placement Securities - shall mean non-public and 144A securities purchased in initial offerings.

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         Related Issuer - an Issuer with respect to which an Employee or Other
         Covered Persons:

         - Has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or

         - Is related to any officer, director or employee of such issuer.

         Restricted List - shall have the same definition as set forth in IIM's Policy Statement on Insider Trading.

         Rule - as defined in Section A hereof.

         Security or Securities - as defined in Section 2(a)(36) of the IC Act and includes, but is not limited to, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, short sale, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, short sale, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

D.       GENERAL PROHIBITIONS

         No Employee shall:

         - Employ any device, scheme or artifice to defraud a Client or IIM;

         - Make any untrue statement of a material fact to a Client or IIM, or omit to state to a material fact necessary in order to make the statements made to the Client or IIM, in light of the circumstances under which they are made, not misleading;

         - Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Client or IIM;

         - Engage in any manipulative practice with respect to a Client or IIM;

         - Engage in any transaction in a security while in possession of material, non-public information regarding the security or the issuer of the security;

         - Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading; or

         - Use the influence of his or her position to obtain a personal trading advantage.

         Additionally, every Employee should be careful to avoid any impropriety, or even the appearance of an impropriety, in all investment transactions. For example, "front running" must always be avoided, i.e., Employees or Other Covered Persons may not purchase or sell a Security for their Account if they have actual knowledge or reasonable grounds to believe that such Security (or any other Security known to be convertible or exchangeable into or exercisable for that particular Security) is being considered for purchase or sale for the account of a Client, or if they have actual knowledge or reasonable grounds to believe that there is an open order or an intent to acquire or dispose of a position for account of a Client. Each Employee or Other Covered Persons should refrain from knowingly buying or selling for his or her Account, any real estate, chattel, Security or other interest which IIM or a Client may be considering buying or selling, or has decided to buy or sell.

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         Each Employee should also refrain from transmitting any knowledge of such consideration or decisions, or any other information that might be prejudicial to the interest of IIM or a Client, to any person other than in connection with the discharge of his or her corporate responsibilities.

E.       EMPLOYEE REPORTING REQUIREMENTS

         In order to enable IIM to determine compliance with the Code, every Employee, when requested by the Compliance Department, will disclose all information about his or her or Other Covered Persons' Accounts.

         The following reports will be required of all Employees. An Employee who fails to submit reports within the required timeframe may be prohibited from engaging in any Personal Securities Transactions and subject to such disciplinary action, including fines and penalties, as deemed reasonable by the Compliance Committee.

         1. Initial Holdings and Account Disclosure Report For New Hires (Appendix A), within ten (10) calendar days of the new hire's employment start date, reporting all Accounts and securities holdings of the Employee and Other Covered Persons as of the Employee's employment start date at IIM. Upon request, the Empoyee and Other Covered Persons shall execute all documentation necessary to direct all brokers, dealers, and/or banks (or such other entities) with whom Employee or Other Covered Persons maintain Accounts, to provide duplicate brokerage/custodial statements and trade confirmations to IIM.

         2. Quarterly Account and Transaction Report (Appendix B), within ten (10) calendar days of the end of the calendar quarter, verifying the Employee or Other Covered Persons' Account information is complete and up to date, and providing information on Excluded Transactions (transactions exempt from the pre-clearance requirements of Schedule G, but still subject to the reporting requirements of this section).

                  Brokerage/custodial statements timely received by the Compliance Department shall suffice to meet the quarterly transaction reporting requirement for pre-cleared securities transactions, provided all information required by the Rule is contained in the brokerage/custodial statements or trade confirmations. The brokerage/ custodial statements or trade confirmations must contain at least the information shown on Appendix B.

                  Notwithstanding the foregoing, to the extent such brokerage statements and confirmations are not received on a timely basis by IIM, upon request, Employee is responsible for providing the required information for such securities transactions within ten (10) calendar days following the end of each calendar quarter.

         3. Annual Holdings Report (Appendix C) reporting all holdings of the Employee or Other Covered Persons, except for Excluded Securities. This report must be submitted before January 31 of the following year. However, this requirement shall not apply if the Compliance Department receives the Employee or Other Covered Person's brokerage/custodial statement for December or the fourth calendar quarter by January 20 of the following year.

                  These reporting requirements do not apply to Excluded Securities. The reporting requirements apply to all other Securities relating to Personal Securities Transactions of both Employees and Other Covered Persons without exception.

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F.       ADDITIONAL RESTRICTIONS AND DISCLOSURE REQUIREMENTS

         1.       Confidential Information

                  Confidential information pertaining to IIM or a Client acquired by an Employee must be held in the strictest confidence and not used as a basis for personal gain by the Employee or Other Covered Persons nor should he or she disclose it to others (including Other Covered Persons) for their personal use. Financial or other corporate information regarding IIM or a Client is not to be released to any person unless it has been published or otherwise made generally available to the public. Generally, information would be deemed widely disseminated if it has been disclosed, for example, in the Dow Jones broad tape; news wire services, such as AP, UPI or Reuters; radio or television; newspapers or magazines; web sites with free access on the Internet; or, widely circulated public disclosure documents filed with the U.S. Securities and Exchange Commission (SEC), such as prospectuses or proxies.

         2.       Initial Public and Secondary Offerings

                  All Employees and Other Covered Persons are prohibited from any Personal Securities Transactions relating to the acquisition of any securities in initial public or secondary offerings, in order to preclude any possibility of their profiting improperly from their positions to the detriment of a Client.

         3.       Non-Public Securities and Private Placement Securities

                  Investments by Employees and Other Covered Persons in non-public securities or securities obtained pursuant to a private placement offering are subject to the same rules that are applicable to Personal Securities Transactions in publicly traded securities, including the pre-clearance process described herein (see Section G). Employees who work in the Private Placement Group are also subject to IIM's Restrictions for Private Placement Employees.

         4.       Material Non-Public Information

                  No Employee or Other Covered Person will enter into a Personal Securities Transaction or recommend trading in securities by a Client on the basis of material non-public information. Employees are subject to the provisions of IIM's Policy Statement on Insider Trading. Employees who work in the Private Placement Group are also subject to IIM's Restrictions for Private Placement Employees.

         5.       Conflict with Clients

                  No Employee or Other Covered Person may knowingly buy, sell or dispose in any manner, including by gift, securities in a Personal Securities Transaction, which would cause, or appear to cause, a conflict with the interests of an IIM client.

         6.       Responsibility to Disclose Possible Conflict Before Client
                  Transaction

                  (a) Before an Employee recommends, directs, executes or participates in any security transaction involving a Client, such Employee should disclose to the Compliance Department all relevant details concerning any possible conflict, or appearance of conflict, between his or her Personal Securities Transactions (including Other Covered Persons) and the interests of a Client. An Employee is expected to use common sense and professional

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                           judgment to determine if he or she should disclose
                           personal information as a possible basis for conflict of interest.

                  (b) Employees are required to disclose to the Compliance Department when they play a part in any consideration of an investment by a Client in a Related Issuer. In any such circumstances, the decision to purchase securities of the Related Issuer for a Client is subject to an independent review by the supervising portfolio manager with no personal interest in the Related Issuer. Such independent review should be made in writing and furnished to the Compliance Department.

         7.       Receipt of Gifts

                  (a) When Received by Employee. Each Employee must not place himself or herself under actual or apparent obligation to anyone by accepting, or permitting Other Covered Persons to accept, gifts or other favors where it might appear that they were given for the purpose of improperly influencing the Employee in the performance of his or her corporate duties.

                           Gifts include cash, checks, gift certificates, prizes sponsored by or paid for by brokerage houses or investment bankers, or investments of any amount, as well as any other property, service or thing of value such as tickets, admission or entrance fees, meals, entertainment, transportation, or lodging.

                           This does not preclude the acceptance of items that are of relatively minor value, which are generally accepted business practices, and which are not connected with any particular transaction. For the purpose of adding clarity, IIM would deem a gift not to be of improper influence if it involves a meal, cocktail or similar entertainment gratuity when an Employee is accompanied by the gift giver, provided that, the purpose of the gift is to further relationships on behalf of IIM or its Clients or to consider investments for an account managed by IIM; however, IIM would deem other gifts to be of improper influence if they involve any one of the following:

                           -        Cash, checks, gift certificates or
                                    investments in any amount;

                           - An item(s) with a value clearly exceeding $100, unless the item(s) is personalized with an inscription memorializing a specific transaction already concluded (in the accepted example, you will nevertheless use your judgment in determining impropriety);

                           - A theater ticket, concert ticket or sporting ticket received directly or indirectly when the Employee is not accompanied by the gift giver; or,

                           - Payment or reimbursement of an Employee or Other Covered Persons' personal travel expenses (including transportation, lodging or similar expenses) whether in conjunction with a conference or any other business meeting, unless the Employee has received prior approval from the Compliance Department.

                           Nothing in this section is intended to preclude an Employee's obtaining reimbursement of any of IIM's, or the Clients', expenses incurred in conjunction with a transaction or the management of the Clients' investments.

                  (b) When Provided to Others by Employee. Employees shall not make any payments to agents, directors, officers, Employees or officials (or their family members) of customers, suppliers, or government agencies in any country unless such payment meets the following conditions:

                           - it is not in violation of any applicable law, including the Foreign Corrupt Practices Act of 1977 (as it may be amended);

                           - it is not to secure any preferential government or customer action;

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                           -        it is not in violation of generally accepted
                                    ethical standards of the particular country;

                           - it is of such limited value and is in such form that it cannot be construed as a bribe, payoff, or similar arrangement; and,

                           - it would not embarrass IIM or any of IIM's Clients if the facts surrounding it were publicly disclosed.

         8.       Service as Director of Publicly Traded Companies

                  Employees and Other Covered Persons should not serve on any Boards of Directors of unaffiliated public or private companies absent prior authorization by the Compliance Department of IIM based upon the determination that such board service would not be inconsistent with the interests of any Clients. Please refer to IIM's Policy Statement on Outside Activities and Private Investments for other restrictions.

         9.       Short Sales

                  Employees and Other Covered Persons may not sell short or write uncovered options on ING Securities.

         10.      Over-the-Counter Derivatives

                  Employees and Other Covered Persons may not effect transactions in any over-the-counter derivative issued by a third party.

G.       PRE-CLEARANCE OF SECURITIES TRANSACTIONS BY EMPLOYEES

         1.       Prior Approval

                  Every Employee must obtain prior approval, or pre-clearance, from the Compliance Department before any Personal Securities Transaction (including Personal Securities Transactions executed by Other Covered Persons) is executed. The Compliance Department should evaluate a request for pre-clearance and consider whether the transaction would violate any provisions of the Code. It is expected that in making such determination, the Compliance Department will consider the following information:

                  -        Information regarding the transaction;

                  - Previously submitted requests for pre-clearance of personal trades;

                  - Information from the portfolio managers regarding Securities currently under consideration for purchase or sale by IIM's clients;

                  - IIM's electronic trading system as to all Securities owned by IIM's clients;

                  -        The Restricted List; and

                  -        Other appropriate sources.

                  To obtain prior approval, Employees must complete a copy of the Request for Personal Securities Transaction Pre-Clearance Form (Appendix D) for each individual transaction.

         2.       Pre-Clearance Exceptions

                  (a) Excluded Transactions. All initial transactions of securities described in the Excluded Transactions list are exempted from the above-described pre-clearance requirements. However, any subsequent transactions involving the same securities acquired by methods described in Excluded Transactions will be subjected to the pre-clearance requirements.

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                           The initial and subsequent transactions in the
                           Excluded Transactions list ARE NOT EXEMPTED from the reporting requirements of Section E;

                  (b) Excluded Securities. All Excluded Securities are exempt from the above-described pre-clearance and reporting requirements;

                  (c) Exchange-Traded Mutual Funds. All exchange-traded mutual funds are exempt from the above-described pre-clearance policy; however, they are not exempted from the reporting requirements of Section E; and

                  (d) Managed Accounts. An Account managed by an independent fiduciary for an Employee or Other Covered Persons is exempted from the pre-clearance requirements. However, the Employee is required to report the transactions in the Managed Account as described in Section E.

         3.       Time Limit for Which a Transaction is Approved

                  An Employee who is required to obtain pre-clearance for a Personal Securities Transaction may authorize his or her broker to execute a transaction only on the day on which approval for that transaction is given. If the transaction is not completed on that day, the Employee should again obtain pre-clearance for the transaction on each day that the Employee or the Other Covered Person would like to effect the transaction.

         4.       No Waiver

                  Obtaining pre-clearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code or any other IIM policy.

         5.       Post-Trade Monitoring of Pre-cleared Transactions

                  After the Compliance Department has granted pre-clearance to an Employee with respect to any Security in a Personal Securities Transaction, the investment activity of such Employee (or the Other Covered Person) should be monitored by the Compliance Department as contemplated by this Code to ascertain that such activity conforms to the pre-clearance so granted and the provisions of this Code.

H.       BLACKOUT PERIOD

         1.       Same Day Rule

                  No Employee or Other Covered Person may enter into a Personal Securities Transaction for a Security on a day during which any Client has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn; provided, however, that this prohibition shall not apply to an Employee or Other Covered Persons for:

                  -        Excluded Transactions (initial transactions only);

                  -        Excluded Securities;

                  -        Exchanged-traded Mutual Funds; and

                  -        Managed Accounts.

         2. The foregoing blackout period is intended to avoid detriment to any Client as a result of certain Personal Securities Transactions. Without limiting the purpose of the blackout period, the following procedure may be implemented under extraordinary situations:

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                  -        Based on such memorandum and other factors it deems
                           relevant under the specific circumstances, the Compliance Department shall have authority to determine that the prior Personal Securities Transaction by the Employee or Other Covered Persons shall not be considered a violation of the provisions of this section.

                  - The Compliance Department should make a written record of any determination made under this section, including the reasons therefor. The Compliance Department should maintain records of any such memoranda and determinations.

I.       SAME DAY PRICE DIFFERENCE

         1.       When Purchasing a Security

                  If an Employee or Other Covered Person purchases a Security in a Personal Securities Transaction and subsequent thereto the Client(s) purchases the same Security during the same day, then, to the extent that the price paid per unit by the Client(s) for such purchase is less favorable than the price paid per unit by such Employee or Other Covered Person, the Employee may be required to donate the difference to charity.

         2.       When Selling a Security

                  If an Employee or Other Covered Person sells a Security in a Personal Securities Transaction and subsequent thereto, the Client(s) sells the same Security during the same day, then, to the extent that the price per unit received by the Client(s) for such sale is less favorable than the price per unit received by the Employee or Other Covered Person, the Employee may be required to donate the difference to charity.

                                                        Code of Ethics - Page 10

                          ING INVESTMENT MANAGEMENT LLC
                                 CODE OF ETHICS

         3.       Price Difference Calculation

                  The price difference shall be calculated by computing the difference between the execution price obtained by the Employee or Other Covered Person and the least favorable execution price obtained by the Client(s) on that day. This difference shall be multiplied by the quantity/face amount that the Employee or Other Covered Person transacted. No adjustments will be made for transaction costs (commissions, markups, markdowns, SEC fees, postage & handling, or any other fees) incurred by the Employee or Other Covered Person. The Employee shall pay this amount in the form of a money order, certified, or cashier's check to the charity selected by the Compliance Committee. The Employee shall directly deliver the money order, certified, or cashier's check to the Compliance Department and the Employee should not take the income tax deduction benefits associated with donating to charity. Notwithstanding the foregoing, the Compliance Department shall have authority to determine that the prior Personal Securities Transaction by the Employee or the Other Covered Person shall not be considered a violation of the provisions of this Section.

         4.       Exceptions to Price Differences

                  Notwithstanding the foregoing, price differences shall not apply to:

                  -        Excluded Transactions (initial transactions only);

                  -        Excluded Securities;

                  -        Exchange-traded Mutual Funds; and

                  -        Managed Accounts.

J.       SHORT-TERM TRADING

         1. No Employee or Other Covered Person should engage in the purchase and sale, or sale and purchase, of the same (or equivalent) securities in a Personal Securities Transaction within thirty (30) calendar days, provided, however, that this prohibition shall not apply to Excluded Transactions (initial transactions only), Excluded Securities, Exchange-traded Mutual Funds and Managed Accounts. Further, with respect to ING Securities, please refer to Section K below.

         2. In determining the applicability of this section, determinations shall be made based upon a first-in, first-out ("FIFO") calculation; provided, however, that such determinations shall be solely for purposes of this Code and shall not have any applicability for tax or other purposes.

         3. Violation of this Section shall result in the Employee or Other Covered Person disgorging any profits made on the transaction to charity.

K.       TRANSACTIONS IN ING SECURITIES

         Purchases of ING Securities by Employees and Other Covered Persons in a Personal Securities Transaction are subject to an one hundred eighty
         (180) calendar day holding period, rather than a thirty (30) calendar day period described in Section J.1. above. The only transactions in ING Securities that may be effected in such Accounts prior to the one hundred eighty (180) calendar day holding period are (i) the purchase of puts to protect, or the sale of calls against, existing positions;
         (ii) the exercise of options granted to an Employee as compensation by IIM; or (iii) the simultaneous sale of ING Securities acquired through the exercise of options granted.

                                                        Code of Ethics - Page 11

                          ING INVESTMENT MANAGEMENT LLC
                                 CODE OF ETHICS

L.       CONFIDENTIALITY

         All information submitted to IIM's Compliance Department pursuant to pre-clearance and post execution reporting procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self-regulatory agencies with regulatory authority over IIM, as well as to the board of directors or trustees of a Client, IIM's auditors, legal advisors, and the Compliance Committee, if appropriate.

M.       CODE OF ETHICS VIOLATIONS

         1. Duty to Report. Any person who has knowledge of any violation of the Code shall report the violation to Compliance Department or Compliance Committee.

         2. Compliance Committee. The Compliance Committee should meet periodically to discuss compliance issues. The Compliance Department shall provide the Compliance Committee with reports and such other information as may be requested by the Compliance Committee from time to time.

         3. Violations of Code. The Compliance Committee shall have authority to impose sanctions for violations of this Code. The Compliance Department should make recommendations regarding sanctions to be imposed on the Employee who violates this Code. Such recommendations may include a letter of censure, fines and penalties, suspension, or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the Compliance Committee deems to be appropriate.

N.       IMPLEMENTATION

         1. Interpretation. Employee with questions about the interpretation of this Code and its application in particular cases should contact the Compliance Department for guidance BEFORE engaging in any activities.

         2. Forms. The Compliance Department is authorized to prepare written forms for use in implementing this Code.

         3. Exceptions. The Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing and reported to the Compliance Committee.

                                                        Code of Ethics - Page 12

                           CODE OF ETHICS - APPENDIX A

                          ING INVESTMENT MANAGEMENT LLC
          INITIAL HOLDINGS AND ACCOUNT DISCLOSURE REPORT FOR NEW HIRES

---------------------
To complete this form
on line click here
---------------------

- INFORMATION PROVIDED IN THIS REPORT MUST BE AS OF YOUR DATE OF COMMENCING EMPLOYMENT WITH IIM.

- THIS REPORT MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT WITHIN TEN (10) CALENDAR DAYS OF YOUR DATE OF EMPLOYMENT WITH IIM.

EMPLOYEE NAME: ___________  PHONE NUMBER: ___________  DATE OF HIRE: ___________

[ ]  NO SECURITY HOLDINGS TO REPORT

                                                                        SECURITY TITLE             NUMBER OF        PRINCIPAL AMOUNT
                                                                   [INCLUDE INTEREST RATE &        SHARES OF              OF
NAME OF BROKER OR BANK  ACCOUNT NUMBER  ACCOUNT HELD IN NAME OF  MATURITY DATE, IF APPLICABLE] EQUITY SECURITIES   DEBT SECURITIES
------------------------------------------------------------------------------------------------------------------------------------

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

 Date:__________________                     Signature:________________________

PLEASE FORWARD OR FAX TO
IIM'S COMPLIANCE DEPARTMENT, ATLANTA
PHONE: 770/690-4577 OR 4591 - FAX: 770/690-4176   Date received by
                                                  Compliance Department: _______

                                                        Code of Ethics - Page 13

                           CODE OF ETHICS - APPENDIX B
                          ING INVESTMENT MANAGEMENT LLC
                    QUARTERLY ACCOUNT AND TRANSACTION REPORT

----------------------
To complete this form
on line click here
----------------------

                       FOR QUARTER ENDING ________, 20___

     THIS FORM MUST BE FILED WITHIN TEN (10) CALENDAR DAYS OF THE END OF THE
                               CALENDAR QUARTER.

- Filing of a signed report is REQUIRED even if you have NO accounts or transactions to report.

- You do not have to report transactions in Excluded Securities (as defined in IIM's Code of Ethics, Section C, Definitions)

EMPLOYEE NAME:___________________            PHONE NUMBER:______________________

[ ]  NO NEW ACCOUNTS TO REPORT

[ ]  NO TRANSACTIONS TO REPORT

[ ] I OPENED A NEW ACCOUNT THIS QUARTER - Please complete the following OR attach copies of the account statements provided by your broker

 DATE
OPENED    NAME OF BROKER OR BANK    ACCOUNT NUMBER    ACCOUNT HELD IN NAME OF:
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                                                  NUMBER OF SHARES     PRINCIPAL
      BUY/   TITLE OF SECURITY [INCLUDE INTEREST RATE & MATURITY     OF EQUITY      AMOUNT OF DEBT  EXECUTION  NAME OF BROKER
DATE  SELL*               DATE, IF APPLICABLE]                       SECURITIES       SECURITIES      PRICE       OR BANK
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

* IF YOU HAVE ACQUIRED OR DISPOSED OF A SECURITY IN A TRANSACTION OTHER THAN A PURCHASE OR SALE (E.G. A GIFT), PLEASE DESCRIBE THE NATURE OF THE TRANSACTION.

Date:____________________              Signature: ______________________________

PLEASE FORWARD OR FAX TO
IIM'S COMPLIANCE DEPARTMENT, ATLANTA
PHONE: 770/690-4577 OR 4591 - FAX: 770/690-4176    Date received by Compliance
                                                   Department: _________________

                                                        Code of Ethics - Page 14

                           CODE OF ETHICS - APPENDIX C

                          ING INVESTMENT MANAGEMENT LLC
                             ANNUAL HOLDINGS REPORT

---------------------
To complete this form
on line click here
---------------------

For Calendar Year Ending December 31, 20___

-    This form must be submitted to the Compliance Department by January 31St.

EMPLOYEE NAME:_______________________________   PHONE NUMBER:-__________________

[ ]  NO SECURITY HOLDINGS TO REPORT

     - INFORMATION PROVIDED IN THIS REPORT MUST BE OF A DATE NO MORE THAN 30 DAYS BEFORE THIS REPORT IS SUBMITTED TO THE COMPLIANCE DEPARTMENT.

------------------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITY [INCLUDE INTEREST RATE & MATURITY   NUMBER OF SHARES OF EQUITY   PRINCIPAL AMOUNT OF DEBT
               DATE, IF APPLICABLE]                          SECURITIES                   SECURITIES          NAME OF BROKER OR BANK
------------------------------------------------------------------------------------------------------------------------------------

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

IF YOU WISH, YOU MAY ATTACH copies OF YOUR ACCOUNT STATEMENTS FOR DECEMBER OR THE FOURTH CALENDAR QUARTER, AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN, PROVIDED SUCH STATEMENts ACCURATELY REFLECT YOUR HOLDINGS WITHIN THE LAST 30 DAYS FROM THE DATE OF SUBMITTING THIS REPORT. IF YOU HAVE ANY QUESTIONS OR CONCERNS RELATED TO THIS FORM, PLEASE FEEL FREE TO CONTACT ONE OF THE FIRM'S COMPLIANCE OFFICERS.

Date:_______________________                  Signature: _______________________

PLEASE FORWARD OR FAX TO
IIM'S COMPLIANCE DEPARTMENT, ATLANTA
PHONE: 770/690-4577 OR 4591 - FAX: 770/690-4176

                        Date received by Compliance Department:  _______________

                                                        Code of Ethics - Page 15

                           CODE OF ETHICS - APPENDIX D
                          ING INVESTMENT MANAGEMENT LLC
                   REQUEST FOR PERSONAL SECURITIES TRANSACTION
                               PRE-CLEARANCE FORM

---------------------
To complete this form
on line click here
---------------------

ACCOUNT INFORMATION:

EMPLOYEE NAME:       _____________________  DEPARTMENT:  _______________________

PHONE NUMBER:        _____________________  FAX NUMBER: ________________________

BROKER/BANK NAME:    ___________________________________________________________
                                            INDIVIDUAL  JOINT  SPOUSE  OTHER
                                            [ ]         [ ]    [ ]     [ ]
ACCOUNT NAME:        ___________________________________________________________

ACCOUNT NUMBER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TRANSACTION INFORMATION:

TITLE OF SECURITY                                       SYMBOL

--------------------------------------------------------------------------------

BUY  [ ]  SELL  [ ]  IF SALE, DATE OF PURCHASE         QUANTITY

--------------------------------------------------------------------------------
                                                       MATURITY  INTEREST
EQUITY    COMMON  PREFERRED  PUT  CALL  DEBT SECURITY  DATE      RATE
SECURITY    [ ]      [ ]     [ ]   [ ]        [ ]                %
--------------------------------------------------------------------------------

OTHER

--------------------------------------------------------------------------------

I UNDERSTAND THAT THIS APPROVAL WILL ONLY BE VALID FOR THE BUSINESS DAY ON WHICH IT WAS GIVEN.

DATE: ________________       EMPLOYEE SIGNATURE: _______________________________

--------------------------------------------------------------------------------

PLEASE DELIVER OR FAX TO
IIM'S COMPLIANCE DEPARTMENT, ATLANTA
PHONE: 770/690-4577 OR 4591 - FAX: 770/690-4176

--------------------------------------------------------------------------------

COMPLIANCE DEPARTMENT CHECKLIST:

CLIENT TRADES  [ ]  RESTRICTED LIST  [ ]  PRIVATES RESTRICTED LIST  [ ]

ADDITIONAL APPROVAL  [ ]  REQUESTED ___________  RECEIVED ______________________

NOTES __________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                 APPROVED  [ ]                     NOT APPROVED  [ ]

DATE: ___________________          COMPLIANCE OFFICER: _________________________
--------------------------------------------------------------------------------
NOTIFIED                    COPIED                RECORDED
--------------------------------------------------------------------------------

                                                        Code of Ethics - Page 16

                          ING INVESTMENT MANAGEMENT LLC

                       POLICY STATEMENT ON INSIDER TRADING
                                TABLE OF CONTENTS

                                            ------------------------------------
A.  Identification of Policy Statement      Click on "Links" to go directly to a
B.  Compliance Department                   section. Use arrows on web toolbar
C.  Definitions                             to return to last position.
D.  "Insider Trading" Policy Statement      ------------------------------------
        1.   Scope of the Policy Statement
        2.   Policy Statement on Insider Trading
                 (a) Who is an Insider?
                 (b) What is Material Information?
                 (c) What is Non-Public Information?
E.  Procedures to Implement Policy Statement
        1.   Identifying Inside Information
        2.   General Duty to Restrict Access to Material, Non-Public Information
        3.   Restricted List and Chinese Wall Policies
                 (a) Restricted List Policy
                 (b) Chinese Wall Policy
        4.   Duty of Confidentiality
        5.   Personal Trading Accounts
F.  Interpretation
G.  Sanctions and Penalties for Insider Trading
H.  Compliance with the Law

                                             Insider Trading - Table of Contents

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

A.       IDENTIFICATION OF POLICY STATEMENT

         ING Investment Management LLC ("IIM") has confidence in the loyalty and integrity of all members of its staff. Proof of their high ethical standards and loyalty to IIM has been demonstrated on numerous occasions. IIM is committed to maintaining the highest legal and ethical standards in the conduct of its business. The following policy statement ("Policy Statement") is intended to implement this commitment.

         Whenever any Policy Statement is made or any procedure is stated herein, such shall be deemed to apply for the benefit of any Client, as defined below.

B.       COMPLIANCE DEPARTMENT

         IIM has a Compliance Department that shall be responsible for overseeing compliance with this Policy Statement.

         You should cooperate with the Compliance Department, and you should feel free to contact the Compliance Department in the event that you should desire further explanation of this Policy Statement.

C.       DEFINITIONS

         The capitalized terms contained herein shall have meanings as follows:

         Account - shall have the same meaning provided in the Code, as defined herein.

         Chinese Wall - shall have the meanings set forth in Paragraph 2(b) of Section E.

         Client(s) - shall have the meaning provided in the Code, as defined herein.

         Code - shall have the same meaning as defined in Section A of IIM's Code of Ethics.

         Compliance Department - shall have the meaning provided in the Code, as defined herein, and Section B hereof.

         Employee - shall have the same meaning provided in the Code, as defined herein.

         Insider - shall have the meaning set forth in Paragraph 2(a) of Section D hereof.

         Insider Trading - shall have the meaning set forth in Section D hereof.

         Material Information shall have the meaning set forth in Paragraph 2(b) of Section D hereof.

         Material, Non-Public Information - shall mean information which is both Material Information and Non-Public Information as those terms are herein defined.

         Non-Public Information - shall have the meaning set forth in Paragraph 2(c) of Section D hereof.

         Other Covered Person(s) - shall have the same meaning as provided in the Code, as defined herein.

                                                        Insider Trading - Page 1

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

         Persons Having a Need to Know - shall mean those persons who are either Insiders, or Temporary Insiders of IIM, who necessarily need to know information in order to carry out his or her responsibilities to IIM.

         Policy Statement - shall have the meaning provided in Section A hereof.

         Pre-Clearance - shall have the same meaning as provided in the Code, as defined herein.

         Private Placement Group - shall mean persons primarily involved with Private Placement Securities.

         Private Placement Securities - shall mean non-public and 144A securities purchased in initial offerings.

         Restricted List - is defined as the list that contains Securities designated by the Compliance Department from time to time as restricted Securities.

         Security or Securities - shall have the same meaning as provided in the Code, as defined herein.

         Temporary Insider - shall have the meaning set forth in Paragraph 2(a) of Section D hereof.

D.       "INSIDER TRADING" POLICY STATEMENT

         It is strictly against IIM's policy and a serious violation of the law to make use of Material, Non-Public Information for any reason in trading Securities. This means that you may not trade a Security while in possession of Material, Non-Public Information regarding that Security whether for your Account or an account of a Client. This rule applies particularly to trading in a Security if you learn something in the course of your employment that might affect the value of that Security, or that a reasonable investor might deem important when making an investment decision. This rule applies to both Securities purchased (to make a profit on good news) or sold (to avoid loss based on bad news).

         1. Scope of the Policy Statement. This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to Securities trading and information handling by you and Other Covered Persons.

                  The laws regarding Insider Trading are complex and an individual legitimately may be uncertain as to the application of the Policy Statement in a particular circumstance. You should direct any questions relating to the Policy Statement to the Compliance Department. You must also notify the Compliance Department immediately if you have any reason to believe that a violation of the Policy Statement has occurred, or is about to occur, or if you believe you possess Material, Non-Public Information relating to a Security.

         2. Policy Statement on Insider Trading. This policy strictly forbids an Employee or Other Covered Persons from:

                  - Trading a Security while in possession of Material, Non-Public Information relating to such Security or the issuer of the Security, or

                  - Communicating Material, Non-Public Information relating to a Security to others in violation of the law (commonly referred to as "tipping").

                                                        Insider Trading - Page 2

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

         The concept of unlawful tipping includes passing on information to friends, Other Covered Persons, or other persons under circumstances that suggest that you were trying to help them make a profit or avoid a loss. When tipping occurs, both the "tipper" and "tippee" may be held liable and this liability may extend to all those to whom the tipper and tippee give the information. It is also a violation of these rules for you to trade a Security based on a tip you have received from others.

         This conduct is frequently referred to as "Insider Trading," and while it is not defined in any statute, it is generally understood that the law prohibits the above activities. The elements of Insider Trading and the penalties for such unlawful conduct are discussed below.

         (a) Who is an Insider? The concept of who is an "insider" is intended to be broad. It includes a person who is an officer, director, employee, or other management person of the issuer of a Security ("Insider").

                  In addition, anyone in whom the issuer has trust and confidence, as well as anyone who has a confidential professional relationship with the issuer may be a "temporary insider" ("Temporary Insider"). A Temporary Insider can include, among others, IIM's attorneys, accountants, consultants, investment bankers, or other business professionals who serve an issuer.

                  Keep in mind that you need not be an " Insider" to violate Insider Trading laws. Ordinarily, to be liable, the trading only needs to involve a breach of duty to someone. Because IIM in certain circumstances may obtain Material, Non-Public Information as either an Insider or Temporary Insider, for the purpose of applying this Policy Statement, you should consider yourself an Insider anytime you possess Material, Non-Public Information.

         (b) What is Material Information? Trading in Securities while in possession of Insider information is not a basis for liability unless the information is material. Generally, information is material when a reasonable investor would consider such information to be important in determining whether to buy or sell the Securities involved. The information may be either positive or negative. If the information would affect the price of the Security, it is material information. If the information is stale information such that the passage of time has made the information no longer relevant, the information is probably not material. If the information makes you or anyone else think about wanting to buy or sell, or to refrain from buying or selling, the Security, that is probably the best indication that the information is material information. Typical material information includes such things as financial statements, income projections, mergers, acquisitions, pending large commercial or government contracts, major new products, discoveries or services, extraordinary management developments, significant litigation or litigation developments, the possibility of a recapitalization or other reorganization, significant investigations by governmental bodies, or the possibility of a public offering of Securities. If in doubt, you should assume that any information is material information ("Material Information").

         (c) What is Non-Public Information? Information is non-public ("Non-Public Information") until it has been effectively communicated to the public generally. Information is public if it is widely disseminated. Information would generally be deemed widely disseminated if it has been disclosed, for example, in the Dow Jones broad tape, by news wire services, such as AP, UPI or Reuters, radio or television, newspapers or magazines, web sites with free access on the Internet or widely circulated public disclosure documents filed with the U.S. Securities and Exchange Commission (SEC), such as 10K, 10Q, prospectuses, or proxies.

                                                        Insider Trading - Page 3

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

E.       PROCEDURES TO IMPLEMENT POLICY STATEMENT

         The following procedures have been established to assist you in avoiding Insider Trading, and to aid IIM in preventing, detecting and imposing sanctions against Insider Trading. You must follow these procedures or risk serious sanctions or disciplinary action including dismissal, substantial personal liability, and criminal and civil liabilities (discussed in Sections G and H of this Policy Statement). If you have any questions about these procedures, you should consult the Compliance Department. The procedures are divided into those of general application and other procedures dealing specifically with the abstention of use, or the control of disclosure, of Insider information.

         1. Identifying Inside Information. Before making any trade in the Securities of a company, you should ask yourself the following questions about the information you have about IIM:

                  (a) Is the information Material Information? (See Paragraph 2(b) of Section D); and

                  (b) Is the information Non-Public Information? (See Paragraph 2(c) of Section D).

                           If after consideration of the above, you believe that the information is Material, Non-Public Information, or have questions as to whether the information is Material Information and/or Non-Public Information, you should immediately:

                           (1)      Cease from trading in that Security;

                           (2) Notify the Compliance Department that you received the information and the specifics of how and when you received the information;

                           (3) Abstain from communicating the information inside or outside IIM, other than as set forth in this Policy Statement; and

                           (4) Place the information in your possession that you identify as Material, Non-Public Information in a secure area and restrict access to computer files containing Material, Non-Public Information.

                           In addition, you should immediately notify the Compliance Department upon your conveying any potentially Material, Non-Public Information to anyone else within IIM except to Persons Having a Need to Know. It is understood that Material, Non-Public Information must sometimes be conveyed for valid business reasons, i.e., to obtain a determination from the Compliance Department as to whether it actually is Material, Non-Public Information, or take some action other than trading in the Securities. This notification provision provides protection for IIM and other Employees, in that it documents who had exactly what information within IIM.

                           Upon the Compliance Department's notification as set forth in Paragraph (b)(2) of this Section, the Compliance Department will make a determination as to whether there is Material, Non-Public Information regarding a Security and you will be instructed to either continue the prohibitions against trading and communicating the information, or the Compliance Department will give you clearance to trade and communicate the information. Upon a determination that information is Material, Non-Public Information, the prohibitions against trading and communications should continue until you are notified in writing by the Compliance Department that you are cleared to trade and communicate the information.

                                                        Insider Trading - Page 4

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

         2. General Duty to Restrict Access to Material, Non-Public Information. Information in your possession that you identify as Material, Non-Public Information should not be communicated to anyone, including persons within IIM except as provided in this Policy Statement. In addition, care should be taken so that such information is secure. For example, files containing Material, Non-Public Information should be secure; access to computer files containing Material, Non-Public Information should be restricted. In addition to your general obligation to restrict the access to any Material, Non-Public Information in your possession, IIM has implemented the policies and procedures set forth below to assist IIM in preventing the misuse of Material, Non-Public Information. You should be aware that courts have imposed serious liability not only on those who trade on inside information but also on those who "tip" others as to such information.

         3. Restricted List and Chinese Wall Policies. Material, Non-Public Information may come into your possession in a variety of ways, including through IIM's acquisition related activity or the Private Placement Group's involvement with non-public Securities. This policy recognizes that while the Private Placement Group and certain other Employees may have obtained Material, Non-Public Information, other parts of IIM may be engaged in activities involving the affected Securities. In order to avoid your and IIM's misuse of the Material, Non-Public Information, IIM (i) prohibits the trading of Securities listed on the Restricted List, and (ii) has adopted policies and procedures known as a "Chinese Wall" to ensure that certain persons possessing Material, Non-Public Information do not disclose such information to persons in other identified areas of IIM. It is the intention of IIM that both policies work simultaneously as set forth below.

                  (a) Restricted List Policy - In addition to limiting access to Material, Non-Public Information by the implementation of the Chinese Wall Policy (as more particularly described in Paragraph (b) of this Section), IIM maintains a Restricted List as a method of preventing the misuse of Material, Non-Public Information. IIM's Restricted List Policy strictly prohibits Employees who are involved in the investment decision-making process from initiating certain trades when other Employees of IIM may have Material, Non-Public Information relating to a Security. The listing of a Security on the Restricted List generally precludes the applicable party from trading that Security. In addition, the Compliance Department shall be responsible for the supervision and control of the Restricted List, and specifically, the designation of the Securities to be put on the Restricted List. To assist the Compliance Department in this regard, you shall be responsible to immediately inform the Compliance Department if and when you become aware of any Material, Non-Public Information or any "tip" relating to any Security; at that point, the Compliance Department shall determine whether such Security should be included on the Restricted List. Further, you should not seek to discuss with any other Employee the reason why a Security was placed on a Restricted List or the source of the restriction.

                           The Restricted List is intended to assist in the implementation of our policies and procedures with respect to Insider Trading. The policy with respect to Insider Trading is a broader concept than is the concept of a Restricted List, and you are expected to comply with the other policies and procedures not addressed by the Restricted List.

                           (1) Restricted List. Before effecting any trades, whether for accounts of IIM, a Client, or an Employee or Other Covered Persons, an Employee must check the Restricted List to determine whether the Security he or she is proposing to trade is listed on the Restricted List. An Employee may not trade any Security listed on the Restricted List. In certain limited circumstances, the Compliance Department may provide Pre-Clearance for trades of a Security listed the Restricted List in accordance with the procedures set forth below.

                                                        Insider Trading - Page 5

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

                           (2)      Pre-Clearance Procedure. Generally,
                                    Pre-Clearance will not be granted unless the Employee can demonstrate the need and appropriateness for the Pre-Clearance. In the event that the Compliance Department determines in his or her sole discretion that Pre-Clearance will be granted, the Compliance Department will issue a Pre-Clearance memorandum.

                                    Once Pre-Clearance is obtained, the trade, if it is to be effected, must be effected on the same business day of the issuance of the Compliance Department's Pre-Clearance memorandum, and, thereafter, the Pre-Clearance automatically shall be deemed to have terminated. With respect to each trade granted Pre-Clearance, the person obtaining Pre-Clearance for his or her trade of a Restricted Security shall obtain and preserve a written record of such Pre-Clearance.

                           (3) Removal from Restricted List. A security should not be removed from the Restricted List unless the Compliance Department has
                                    (i) confirmed with the relevant asset
                                    manager that removal is appropriate, and (2) provided written authorization for such removal. A record of this authorization should be maintained by the Compliance Department. All formal inquires with respect to the removal of the Security from the Restricted List should be directed in writing to the Compliance Department.

                           (4)      Confidentiality. The content of the
                                    Restricted List is confidential and is
                                    solely for the internal use of IIM. The
                                    Restricted List may not be given to or
                                    discussed with anyone outside of IIM. In addition, the fact that a Security has been placed on the Restricted List should not be communicated to anyone outside of IIM or otherwise to any other Employee except to Persons Having a Need to Know.

                  (b) Chinese Wall Policy. In order to allow, to the extent legally possible, accounts for Clients to continue trading Securities when the Private Placement Group or other Employees possess Material, Non-Public Information, IIM may invoke a temporary Chinese Wall to control the communications of such Information by Employees possessing Material, Non-Public Information. Under the Chinese Wall Policy, the Employees possessing Material, Non-Public Information shall have a special duty to ensure the standards of confidentiality set forth below are maintained. In addition, all Employees have a corresponding duty not to make any effort to obtain Material, Non-Public Information from the Private Placement Group or other Employees. In order to maintain the temporary Chinese Wall, adherence to the following guidelines should be followed:

                           (1) Without the permission of the Compliance Department, Employees shall not be permitted to access the Private Placement Group's physical files or computer files. Care should be taken by all Employees possessing Material, Non-Public Information to secure such information.

                           (2) Any communications between Employees possessing Material, Non-Public Information and other Employees regarding companies on the Restricted List shall be strictly prohibited. Further, all Employees are directed not to discuss Material, Non-Public Information with other Employees, except to Persons Having a need to Know who are already subject to the Chinese Wall or who are made subject to the Chinese Wall as the result of the communication of Material, Non-Public Information to such Employee. In no event should Material, Non-Public Information be communicated in public places such as cafeteria, elevators, hallways, restrooms, health clubs, etc.

                                                        Insider Trading - Page 6

                          ING INVESTMENT MANAGEMENT LLC
                       POLICY STATEMENT ON INSIDER TRADING

         4. Duty of Confidentiality. Employee shall have a duty of confidentiality regarding any Material, Non-Public Information and shall be strictly prohibited from disclosing any such information to any person except Persons Having a Need to Know. In addition, precautions should be taken in discussing Material, Non-Public Information in public locations, including the cafeteria, elevators, hallways, restrooms, health clubs, etc.

         5. Personal Trading Accounts. All Employees are required to disclose all Accounts to the Compliance Department and obtain Pre-Clearance, prior to effecting any Securities transactions in such Accounts. Please refer to the Code for a complete description of IIM's policies and procedures.

F.       INTERPRETATION

         If you have any questions about the interpretation of this Policy Statement and its application in particular cases, you should contact the Compliance Department for guidance BEFORE engaging in any activities.

G.       SANCTIONS AND PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating Material, Non-Public Information are severe, both for individuals involved in such unlawful conduct and IIM. You can be subject to some or all of the penalties below even if you do not personally benefit from the violation. Penalties include, but may not be limited to:

         -        Civil injunctions;

         -        Treble damages;

         -        Disgorgement of profits;

         - Civil fines for you up to three times the profit gained or loss avoided, whether or not the person actually benefited;

         - Civil fines for IIM or other controlling person of up to $1,000,000 or three times the amount of the profit gained or loss avoided, whichever is greater;

         - Criminal penalties for you of up to $1,000,000 in fines or up to 10 years in prison, or both; and

         - Criminal penalties for IIM or other entity that is not a natural person of up to $2,500,000 in fines.

         In addition, the Compliance Committee shall have authority to impose sanctions for violations of this Policy Statement. The Compliance Department should make recommendations regarding sanctions to be imposed on the Employee who violates this Policy Statement. Such recommendations may include, in addition to the above penalties, if applicable, forfeiture of profits, forfeiture of personal trading privileges, suspension, or termination of the employment of the violator, or any other fines and penalties the Compliance Committee deems to be appropriate.

H.       COMPLIANCE WITH THE LAW

         This Policy Statement is intended in part to assist in compliance with securities regulation. Securities regulation is a complex area of law and no policy statement can cover all situations. Nevertheless, the purpose of this policy is to make clear that it is IIM's policy that all Employees comply with all laws and regulations related to the use of information in the purchase and sale of Securities. When in doubt as to the application of this policy or the requirements of law, you should seek the advice of the Compliance Department and follow the requirements of the applicable law and regulations.

                                                        Insider Trading - Page 7

                          ING INVESTMENT MANAGEMENT LLC

                     POLICY STATEMENT ON OUTSIDE ACTIVITIES
                             AND PRIVATE INVESTMENTS
                                TABLE OF CONTENTS

                                                          ----------------------
A.   Identification of Policy Statement                   Click on "Links" to go
                                                          directly to a section.
B.   Personal Financial Interest                          Use arrows on web
                                                          toolbar to return to
C.   General Outside Activities and Private Investments   last position.
                                                          ----------------------
D.   Disclosure of Legal Issues

E.   Third Parties

F.   Disclosure Procedure/Understanding

G.   Interpretation

H.   Sanctions

     Appendix A - Disclosure of Outside Activities and Private Investments Form

                                          Outside Activities - Table of Contents

                          ING INVESTMENT MANAGEMENT LLC
         POLICY STATEMENT ON OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS

A.       IDENTIFICATION OF POLICY STATEMENT

         ING Investment Management LLC ("IIM") has confidence in the loyalty and integrity of all members of its staff. IIM is committed to maintaining the highest legal and ethical standards in the conduct of its business. The following Policy Statement ("Policy Statement") is intended to implement this commitment.

         Unless otherwise noted, the terms used in this Policy Statement, whether capitalized or not, shall have the same meaning as defined in IIM's Code of Ethics, as amended from time to time.

B.       PERSONAL FINANCIAL INTEREST

         An Employee shall promptly report to the Compliance Department the existence of any business corporation or unincorporated commercial enterprise in which the Employee or Other Covered Persons have a material (or substantial) interest and which to his or her knowledge has in the past engaged, or in the future may engage, in financial transactions with IIM or a Client. A material or substantial interest in such an outside business enterprise would exist if such interest represents a substantial portion of the net worth of the Employee or Other Covered Person, or a substantial portion of the net worth of such outside business enterprise. Examples of outside business enterprises which might engage in transactions with IIM or a Client include insurance brokers or consultants, securities dealers, real estate agents, mortgage bankers, advertising agencies, suppliers of goods or services, and the like.

C.       GENERAL OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS

         You are required to devote your full time and efforts during normal working hours to the business of IIM. In addition, no person may make use of his or her position as an Employee of IIM, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the Employee's personal interests and the interests of IIM.

         To assist IIM in ensuring that such conflicts are avoided, an Employee MUST obtain the written approval of his or her supervising Senior Vice President AND the Compliance Department BEFORE HE OR SHE OR OTHER COVERED PERSONS:

         1. Serve as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

         2. Make any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies, commercial real estate loans or properties, and commercial mortgage loans.

         3. Accept a second job or part-time job of any kind or engaging in any other business outside of IIM.

         4. Form or participate in any stockholders' or creditors' committee (other than on behalf of IIM) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

                                                     Outside Activities - Page 2

                          ING INVESTMENT MANAGEMENT LLC
         POLICY STATEMENT ON OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS

         5. Receive compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than IIM, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

         Paragraphs 3. and 5. of Section C shall only apply to the person employed by IIM and not Other Covered Persons.

         You are required to complete and submit a Disclosure of Outside Activities and Private Investments Form (Appendix A), and have same approved by your supervising Senior Vice President AND the Compliance Department, BEFORE you or Other Covered Persons serve in any of the capacities or makes any of the investments described herein.

D.       DISCLOSURE OF LEGAL ISSUES

         You are required to complete and submit to your Senior Vice President and/or the Compliance Department, a Disclosure of Outside Activities and Private Investments Form (Appendix A), if you are, or believe that you may become, a participant, either as a plaintiff, defendant or witness, in any proceedings, litigation, or arbitration, excluding domestic matters and minor traffic violations.

E.       THIRD PARTIES

         Each Employee and Other Covered Persons shall refrain from knowingly entering into any contract, agreement, or transaction with a Third Party on behalf of IIM, which involves an improper or illegal advantage or disadvantage to such Third Party, or to any competitor of such Third Party. Third Party shall mean an individual, trust, corporation, partnership, governmental agency, or any other legal entity, other than a Client or IIM.

F.       DISCLOSURE PROCEDURE/UNDERSTANDING

         Responsibility for enforcement of the requirements of this Policy Statement lies with the President of IIM, who may require that the Compliance Department shall supervise the disclosure required by this Policy Statement. You should cooperate with the Compliance Department, and you should feel free to contact the Compliance Department in the event that you should desire further explanation of any Policy Statement.

         If, at any time, you find that you have, or are considering the assumption of, a financial interest or outside relationship which might involve a conflict of interest, or if you are in doubt as to the proper application of this Policy Statement, you should immediately make all the facts known to your Senior Vice President and/or Compliance Department, as applicable, and be guided by the instructions he or she receives.

         You are expected to read and understand the contents of this Policy Statement and to review it periodically, in order to be alert to situations that could create a conflict of interest or other violation of the Policy Statement.

G.       INTERPRETATION

         If you have any questions about the interpretation of this Policy Statement and its application in particular cases, you should contact the Compliance Department for guidance BEFORE engaging in any activities.

                                                     Outside Activities - Page 3

                          ING INVESTMENT MANAGEMENT LLC
         POLICY STATEMENT ON OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS

H.       SANCTIONS

         The Compliance Committee shall have authority to impose sanctions for violations of this Policy Statement. The Compliance Department should make recommendations regarding sanctions to be imposed on the Employee who violates this Policy Statement. Such recommendations may include a letter of censure, fines and penalties, suspension, or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the Compliance Committee deems to be appropriate.

                                                     Outside Activities - Page 4

                          ING INVESTMENT MANAGEMENT LLC
          DISCLOSURE OF OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS FORM
                                   APPENDIX A
----------------------
To complete this form
on line click here
----------------------

          DISCLOSURE OF OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS FORM

INSTRUCTIONS:

IIM expects its Employees to devote their full working day to the business of IIM and to avoid any outside employment, position, association or investment that might interfere, or appear to interfere, with the independent exercise of the Employee's judgment regarding the best interests of IIM and its Clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, the Employee may be required to terminate the activity. Please complete and return this form to the Compliance Department.

___________________________________________
Name of Employee

A. GENERAL   (ALL EMPLOYEES MUST COMPLETE SECTIONS A AND F.)

                            I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than an
1.    [ ]  Yes   [ ] No     ING entity. If yes, complete only Sections B and F.

                            I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only
2.    [ ]  Yes   [ ] No     Sections C and F.

                            I am seeking approval to invest (equity or debt) in or to become a creditor of an organization or entity that is not publicly traded. If yes, complete only
3.    [ ]  Yes   [ ] No     Sections D and F.

                            I am seeking approval to serve or to participate in a security holders' or creditors'
                            committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only
4.    [ ]  Yes   [ ] No     Sections E and F.

B. EMPLOYMENT RELATIONSHIPS

Name of Organization or Entity:      ___________________________________________

Employee's Position or Function:     ___________________________________________

Activity/Business of Organization:   ___________________________________________

Type of Organization:                ___________________________________________

Date Association will Commence:      ___________________________________________

                                                     Outside Activities - Page 5

                          ING INVESTMENT MANAGEMENT LLC
          DISCLOSURE OF OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS FORM
                          ______________________________________________________
                          During Business          During Non-Business
Hours Devoted Per Day:    Hours           ________ Hours                ________

Annual Compensation:      ______________________________________________________

Financial Interest :      ______________________________________________________

TO THE BEST OF YOUR KNOWLEDGE:

-        Does any material adverse information exist concerning the organization or entity?           [ ] Yes     [ ] No

-        Does any conflict of interest exist between any ING entity and the organization or entity?   [ ] Yes     [ ] No

-        Does the organization or entity have a business relationship with any ING entity?            [ ] Yes     [ ] No

IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

C. FIDUCIARY RELATIONSHIPS

Name of Person/Organization or
Entity for which Employee will be
Acting:                               __________________________________________

Employee's Fiduciary Capacity:        __________________________________________

Basis for Appointment:
(e.g., Family Related)                __________________________________________

Annual Compensation for Serving:      __________________________________________

-        Have securities or futures accounts (other than Federal Reserve Board      [ ] Yes    [ ] No
         "Treasury Direct" accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?

                                                     Outside Activities - Page 6

                          ING INVESTMENT MANAGEMENT LLC
          DISCLOSURE OF OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS FORM

D. PRIVATE INVESTMENTS

Name of Organization or Entity:           ______________________________________

Type and Size of Interest:                ______________________________________

Type of Organization or Entity:           ______________________________________

Activity or Business of Organization      ______________________________________

Date Interest to be Acquired:             ______________________________________

If Equity Interest, Percentage Ownership: ______________________________________

TO THE BEST OF YOUR KNOWLEDGE:

-        Does any material adverse information exist concerning the organization or entity?           [ ] Yes    [ ] No

-        Does any conflict of interest exist between any ING entity and the organization or           [ ] Yes    [ ] No
         entity?

-        Does the organization or entity have a business relationship with any ING entity?            [ ] Yes    [ ] No

IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

E. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (If Applicable):       _______________________________________

Target Organization or Entity:           _______________________________________

Activity or Business of Organization     _______________________________________

Type of Organization or Entity:          _______________________________________

Employee Role or Function:               _______________________________________

TO THE BEST OF YOUR KNOWLEDGE:

-        Does any conflict of interest exist between any ING entity and the organization or entity?   [ ] Yes    [ ] No

-        Does the organization or entity have a business relationship with any ING entity?            [ ] Yes    [ ] No

IF YES TO ANY OF THE ABOVE, PLEASE ATTACH FULL EXPLANATION.

F. EMPLOYEE AFFIRMATION

                                                     Outside Activities - Page 7

                          ING INVESTMENT MANAGEMENT LLC
          DISCLOSURE OF OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS FORM

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with IIM to obtain the approval of my supervising Senior Vice President and/or the Compliance Department prior to engaging in outside activities or making certain investments as described in this policy. I also agree to advise the Compliance Department promptly if the information herein changes or becomes inaccurate.

______________________________________________               ___________________
Signature of Employee                                        Date

G. SUPERVISORY APPROVAL/NOTIFICATION

______________________________________________               ___________________
Signature of Supervising Senior Vice President               Date

______________________________________________
Name of Supervising Senior Vice President

H. COMPLIANCE DEPARTMENT APPROVAL/NOTIFICATION

______________________________________________               ___________________
Signature of Compliance Department Member                    Date

______________________________________________
Name of Compliance Department Member

                                                     Outside Activities - Page 8

                          ING INVESTMENT MANAGEMENT LLC

                  RESTRICTIONS FOR PRIVATE PLACEMENT EMPLOYEES
                                TABLE OF CONTENTS

A.       Identification of Policy Statement    -------------------------------

B.       Restrictions                          Click on "Links" to go directly

C.       Interpretation                        to section. Use arrows on

D.       Exceptions                            web toolbar to return to last

E.       Sanctions                             position
                                               -------------------------------

                Restrictions for Private Placement Employees - Table of Contents

                          ING INVESTMENT MANAGEMENT LLC
                  RESTRICTIONS FOR PRIVATE PLACEMENT EMPLOYEES

A.       IDENTIFICATION OF POLICY STATEMENT

         As a member of the staff at ING Investment Management LLC ("IIM") managing private placement investments, you are deemed by IIM to have the potential for access to certain information that is particularly confidential and sensitive in its nature.

         You have received IIM's Code of Ethics, Policy Statement on Insider Trading, and Policy Statement on Outside Activities and Private Investments (collectively, the "Policies") and you are aware of your responsibilities under those Policies. The capitalized terms contained herein shall have the meanings ascribed to them in the Policies, except as further terms are defined herein. This supplemental policy ("Supplemental Policy"), which applies only to Employees working in the Private Placement Group ("Private Placement Employees"), imposes certain additional restrictions on the Private Placement Employee. The Policies shall continue to apply to your conduct in all aspects. In the event of any inconsistencies between the Policies and this Supplemental Policy, the terms and conditions of this Supplemental Policy shall govern.

B.       RESTRICTIONS

         It is the policy of IIM that Private Placement Employees or Other Covered Persons shall not purchase any Security that is issued by an entity in which an IIM Client has made a private placement loan or investment. The existence of any such private placement investment will result in the Security(s) of any such entity being deemed to be Restricted Securities, such that the Securities of these entities and its affiliates may not be purchased or sold for the Private Placement Employee or Other Covered Person's Account.

         It is important for you to understand that it shall be your responsibility to know which entities are the subject of the above prohibition, and it shall not matter that the Securities of the pertinent entities are not contained in the Restricted List. Even if the pertinent Securities are not contained in the Restricted List, such Securities will be deemed to be Restricted Securities for purposes of your complying with the Policies and this Supplemental Policy.

         You may contact the Compliance Department for assistance in this respect, as the Compliance Department will maintain a list entitled as the "Private Placement List" which shall be a list of all entities that have issued private placement debt to any Clients.

         Furthermore, with respect to your daily work concerning the Private Placement Group, you are instructed to immediately inform the Compliance Department:

         - If you determine that you are aware of any Material, Non-Public Information concerning any entity which does not appear on the Restricted List; or

         - Upon your subsequent receipt of any Material, Non-Public Information concerning any entity which does not appear on the Restricted List.

         This responsibility will accrue immediately upon your receipt of any such information, with no delay whatsoever.

                           Restrictions for Private Placement Employees - Page 1

                          ING INVESTMENT MANAGEMENT LLC
                  RESTRICTIONS FOR PRIVATE PLACEMENT EMPLOYEES

C.       INTERPRETATION

         If you have any questions about the interpretation of this Supplemental Policy and its application in particular cases, you should contact the Compliance Department for guidance BEFORE engaging in any activities or taking any actions.

D.       EXCEPTIONS

         The Compliance Department may, in writing, grant permission to effect a trade in a Private Placement loan or investment with approval of the Executive Vice President of Corporate & Real Estate Credits.

E.       SANCTIONS

         The Compliance Committee shall have authority to impose sanctions for violations of this Policy Statement. The Compliance Department should make recommendations regarding sanctions to be imposed on the Employee who violates this Policy Statement. Such recommendations may include a letter of censure, fines and penalties, suspension, or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty the Compliance Committee deems to be appropriate.

         Additionally, any violations that concern trading on or communicating Material, Non-Public Information, will result in severe penalties, both for individuals involved in such unlawful conduct and IIM. You should refer to IIM's Policy Statement on Insider Trading for applicable sanctions and penalties.

                           Restrictions for Private Placement Employees - Page 2